UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2024
ThredUp Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40249	26-4009181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Broadway, Suite 200 Oakland, California	94607
(Address of principal executive offices)	(Zip Code)

(415) 402-5202
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TDUP	The Nasdaq Stock Market LLC Long-Term Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.03 Material Modification to Rights of Security Holders.
The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 5.07 below, on May 23, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), upon the recommendation of the Board of Directors (the “Board”) of ThredUp Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to provide for the exculpation of officers for certain breaches of fiduciary duties as permitted by the Delaware General Corporation Law, as further described in “Proposal Three: Approval of an Amendment to the ThredUp Inc. Amended and Restated Certificate of Incorporation to Provide for the Exculpation of Officers as Permitted by Delaware Law” on pages 30-32 of the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 5, 2024 (the “Proxy Statement”) and previously approved by the Board. The Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware following the Annual Meeting on May 23, 2024 to reflect the Amendment, which became effective upon filing of the Certificate of Amendment. The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2024, the Company held its Annual Meeting. The Company’s stockholders voted on three proposals at the Annual Meeting, each of which is described in more detail in the Proxy Statement. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on March 28, 2024 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the close of business on the Record Date. The holders Class A common stock and Class B common stock (collectively, the “common stock”) voted together as a single class on all matters. Present at the Annual Meeting in person or by proxy were holders of 99,787,467 shares of common stock, together representing a total of 357,903,651 votes, or a majority of the voting power of all issued and outstanding shares of the Company’s common stock as of the Record Date, and constituting a quorum under the Company’s bylaws. The final results with respect to each such proposal are set forth below.

Proposal 1 - Election of Directors.

The stockholders elected each of the persons named below as Class III directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified. The results of such vote were:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Patricia Nakache	324,042,544	21,468,187	12,392,920
Mandy Ginsberg	324,555,388	20,955,343	12,392,920

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of such vote were:

Votes For	Votes Against	Abstentions
357,257,691	624,626	21,334

Proposal 3 - Approval of Amendment of the ThredUp Inc. Amended and Restated Certificate of Incorporation to Provide for Exculpation of Officers as Permitted by Delaware Law.

The stockholders approved an amendment to the ThredUp Inc. Amended and Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law. The results of such vote were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
343,490,481	1,994,955	25,295	12,392,920

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ThredUp Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREDUP INC.

By:	/s/ SEAN SOBERS
Sean Sobers
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 24, 2024
4